UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Nicolet Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nicolet Bankshares, Inc.:

The 2018 Annual Meeting of Shareholders of Nicolet Bankshares, Inc. (“Nicolet” or the “Company”) will be held at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin on Tuesday, May 8, 2018 at 5:00 p.m. local time, for the purposes of:

(1)	Electing directors;

(2)	Ratifying the appointment of Porter Keadle Moore, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018;

(3)	The approval of the Nicolet Bankshares, Inc. Employee Stock Purchase Plan; and

(4)	Transacting any other business as properly may come before the Annual Meeting or any adjournments of the meeting.

The Board of Directors has set March 5, 2018 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

We hope that you will be able to attend the Annual Meeting. This year, you have the ability to vote by proxy card, internet or telephone. If you plan to attend the meeting, please respond as such when voting your proxy so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote your proxy by internet or telephone as soon as possible. Doing so will help ensure that the greatest number of shareholders and votes are represented at the Annual Meeting. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

By Order of the Board of Directors,

Robert B. Atwell
Chairman, President and Chief Executive Officer
Nicolet Bankshares, Inc.

Green Bay, Wisconsin

March 20, 2018

Please read the attached Proxy Statement and then either: (i) promptly complete, date, sign and return the enclosed proxy card in the postage-paid envelope, or (ii) vote using the internet or by telephone by following the instructions printed on the proxy card. You can spare the Company the expense of further proxy solicitation by returning your vote promptly by signed proxy or by voting via the internet or telephone.

NICOLET BANKSHARES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2018

INTRODUCTION

Time and Place of the Meeting

The Company’s Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 2018 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 8, 2018 at 5:00 p.m. local time at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin and at any adjournment of the meeting.

Record Date and Mailing Date

The close of business on March 5, 2018 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 20, 2018.

Number of Shares of Capital Stock Outstanding

As of the close of business on the record date, the Company had 30,000,000 shares of common stock, $.01 par value, authorized, of which 9,766,946 shares were issued and 9,742,160 shares were outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters to be presented at the meeting, including one vote for each of the director nominees as further described in “Voting at the Annual Meeting—Requirements for Shareholder Approval” on page 2.

VOTING AT THE ANNUAL MEETING

Proposals to be Considered

Shareholders will be asked to elect each of the director nominees for a one-year term. The director nominees are each described on page 4. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to ratify the appointment of Porter Keadle Moore, LLC, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2018. This proposal is described on page 17. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to approve the Nicolet Bankshares, Inc. Employee Stock Purchase Plan. This proposal is described on page 19. The Board of Directors recommends a vote FOR approval of this proposal.

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Procedures for Voting by Proxy

You may vote your proxy by signing, dating and mailing your proxy card OR by using the internet OR by telephone. In order to vote using the internet or telephone, you must go to the website or call the number listed on the proxy card, have your proxy card available when you access the website or when you call, and then follow the instructions provided on the website or the call. If you vote using the internet or by telephone, please do not mail in your proxy card.

Depending on how you hold your shares (such as in certificate form or with a broker, sometimes referred to as “in street name”), you may receive more than one set of proxy materials. Please be sure to vote all proxies you receive to ensure all your shares are voted.

You should specify your voting instructions with regard to each of the proposals set forth on the proxy card. If you properly sign and return your proxy card or vote your proxy using the internet or by telephone and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified.

If you sign and return your proxy card (or respond by using the internet or telephone) but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your vote will be voted FOR all of the director nominees listed in this Proxy Statement in the manner described further below, FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and FOR the approval of the Nicolet Bankshares, Inc. Employee Stock Purchase Plan.

If you do not specify how your shares are to be voted, the persons appointed as proxies may use their discretion to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. Alternatively, the Board of Directors may operate with a vacancy or reduce the size of the Board after the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

Returning your proxy card or voting your proxy using the internet or telephone does not affect your right to vote in person if you attend the Annual Meeting. In addition, you can revoke your proxy at any time before it is voted by delivering to Michael E. Daniels, Secretary of the Company, at 111 North Washington Street, Green Bay, Wisconsin 54301, either a written revocation of your proxy or a duly executed proxy bearing a later date, by casting a later vote using the internet or by telephone, or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the votes entitled to be cast are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

In the election of directors, you will have as many votes as the number of shares you own, multiplied by the number of directors (15) to be elected. When voting by proxy or in person at the Annual Meeting, you may do one of the following:

•	You may vote FOR all of the director nominees. If you wish to withhold authority as to certain nominees, however, you may do so by indicating the name of the person or persons for whom you do not want to vote in the space provided on the proxy.

•	You may WITHHOLD AUTHORITY to vote for all or some of the director nominees, in which case none of those nominees will receive any of your votes.

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•	You may CUMULATE all of your votes for one director nominee or distribute them among as many nominees as you choose. For example, the election of 15 directors entitles a shareholder who owns 100 shares of common stock to 1,500 votes. That shareholder may vote all 1,500 votes for one director nominee or may allocate those votes among two or more of the nominees. If you wish to cumulate your votes, you must indicate “Cumulate For” in the space provided on the proxy card as well as the nominees for whom you wish to vote and the number of votes to be cast for each such nominee, sign and mail your proxy card. The option to cumulate votes is not available using internet or telephone voting.

To be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this proxy statement, we do not know of any competing nominees.

To be approved, the ratification of the appointment of Porter Keadle Moore, LLC must have more votes cast in favor of the proposal than cast against the proposal.

To be approved, the Nicolet Bankshares, Inc. Employee Stock Purchase Plan must have more votes cast in favor of the proposal than cast against the proposal.

Generally, the approval of any matter that may properly come before the Annual Meeting requires more votes be cast in favor of the matter than against it.

Abstentions. A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given nominee or matter.

Broker Non-Votes. With respect to the ratification of the appointment of Porter Keadle Moore, LLC, brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. All NYSE and NASDAQ member brokers, however, are prohibited from exercising discretionary voting in director elections, proposals with respect to the authorization of any equity compensation plan, and non-routine matters, unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on the ratification of the appointment of Porter Keadle Moore, LLC, but no vote on the election of directors or the approval of the Company’s Employee Stock Purchase Plan, are referred to as “broker non-votes” with respect to the proposals not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, including uncontested director elections.

Solicitation of Proxies

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Directors

The Board of Directors has nominated each of the fifteen (15) persons named below to stand for election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a one-year term that will expire at the 2019 Annual Meeting of Shareholders and upon the election and qualification of his or her successor. If any of the nominees should be unavailable to serve for any reason (which we do not anticipate), the Board of Directors may (1) designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (2) allow the vacancy or vacancies to remain open pending the nomination of a suitable candidate or candidates, or (3) by resolution provide for a lesser number of directors.

All of the nominees listed below will also serve as directors of Nicolet National Bank (“Nicolet Bank”), a wholly-owned subsidiary of the Company. The ages shown are as of December 31, 2017. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years. The Nominating Committee selected the nominees below due to, among other things, their general and specific attributes, skills and business experiences, connections to the Company’s customers and contributions to its markets, diversity of views and backgrounds, ownership level in the Company, and commitment to the Company and community banking. The table below provides additional commentary unique to each nominee that led the Nominating Committee to recommend his/her nomination to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT

EACH OF THE FOLLOWING DIRECTOR NOMINEES.

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Name (Age)	Director Since	Positions and Business Experience

Robert W. Agnew (75)	2016

Prior to April 29, 2016, Chairman of the Board of Directors of Baylake and Baylake Bank and Baylake board member since 2001; President of Tipperary Partners, LLC; volunteer President of United Way of Door County for 2014-15 and current board member; and Advisor to the Board of GRAEF.

We believe the board benefits from Mr. Agnew’s substantial senior management and business operations experience, his community involvement, as well as his long tenure on a community bank board.

Robert B. Atwell (60)	2000

Chairman, President, and Chief Executive Officer of the Company since its formation in 2002 and beginning April 29, 2016, Chairman of Nicolet Bank. From 2000 to April 29, 2016, Chairman and Chief Executive Officer of Nicolet Bank.

We believe the board benefits from Mr. Atwell’s extensive and broad experience in the banking industry for over 35 years (including large and small banks), executive leadership, vision, community and regulatory connections, as well as his vested interest as a founder of Nicolet and his level of ownership.

Michael E. Daniels (53)	2000

Executive Vice President and Secretary of the Company since its formation in 2002 and, beginning April 29, 2016, President and Chief Executive Officer of Nicolet Bank. From 2007 to April 29, 2016, President and Chief Operating Officer of Nicolet Bank; Executive Vice President and Chief Lending Officer of Nicolet Bank from 2000-2007.

We believe the board benefits from Mr. Daniels’ extensive commercial lending, operational and compliance experience, straightforward leadership, and his vested interest as a founder of Nicolet and his level of ownership.

John N. Dykema (54)	2006

Owner, President and Chief Executive Officer of Campbell Wrapper Corporation and Circle Packaging Machinery, Inc., manufacturers of custom packaging machinery.

We believe the board benefits from Mr. Dykema’s significant experience as a manufacturing business owner and manager, his connections in the bank’s markets, and his long tenure and engagement on a community bank board.

Terrence R. Fulwiler (67)	2016

Board member of the WS Packaging Group of Companies; Chairman of the Board of Bellin Health Systems of Green Bay; board member of the Green Bay Packers; board member of Innovata LLC of Atlanta, GA; board member of EMT International of Green Bay; board member of Northeast Wisconsin Technical College Foundation; member of the Bellin College Board of Trustees; board member of East Shore Industries; board member of the Greater Green Bay Community Foundation; board member of NPS, Inc.; and prior to April 29, 2016, director of Baylake and Baylake Bank since 2010.

We believe the board benefits from Mr. Fulwiler’s corporate board membership experiences and from his understanding of and involvement in the bank’s markets.

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Name (Age)	Director Since	Positions and Business Experience

Christopher J. Ghidorzi (40)	2013

Vice President of Property Development, C.A. Ghidorzi, Inc. and Affiliates since 2007; and previously Director of Equity Trading, Robert W. Baird & Co. from 2001-2007.

We believe the board benefits from Mr. Ghidorzi’s real estate development experience and related connections, as well as his experience in capital markets and financial expertise.

Michael J. Gilson (69)	2017

Retired, previously Executive Vice President Community Relations of Nicolet National Bank until April 30, 2017. From January 2007 to April 29, 2016, Mr. Gilson was the Market President – Lakeshore Region of Baylake Bank; prior to that, he was Executive Vice President – Business Services/Lending Division of Baylake Bank.

We believe Mr. Gilson’s presence, involvement and connections in the bank’s communities and long tenure in community banking benefits the board.

Thomas L. Herlache (75)	2016

Retired, previously Chairman, President and Chief Executive Officer of Baylake and Baylake Bank and director of each from 1977 to April 29, 2016; former Chairman and former director of Federal Home Loan Bank of Chicago; and Chairman of Sturgeon Bay Waterfront Redevelopment Authority; member of the Rotary Club of Sturgeon Bay.

We believe Mr. Herlache’s extensive experience with Baylake as its former Chairman, President and CEO, and his long tenure and involvement on a community bank board, along with his extensive involvement in the bank’s communities benefits the board.

Andrew F. Hetzel, Jr. (61)	N/A

President and Chief Executive Officer of NPS Corporation. NPS is a marketer and manufacturer of: Spill Control Products with customers in 55 countries; a variety of Towel and Tissue Products for the Away From Home Industry in North America.

Mr. Hetzel served on the board of the Company from 2001 until April 29, 2016, when terms of a merger agreement required specific board changes. In that capacity, Mr. Hetzel provided valuable commitment, engagement and contribution. We believe the board will benefit from Mr. Hetzel’s return to the board, his experience with acquisitions and cultural integration (from both his own company’s activity and prior Nicolet transactions), as well as his significant experience as a manufacturing business owner and manager, and his industry and community connections.

Donald J. Long, Jr. (60)	2000

Former Owner and Chief Executive Officer of Century Drill & Tool Co., Inc., an expediter of power tool accessories.

We believe the board benefits from Mr. Long’s former business ownership experiences, corporate board membership experiences and community involvement, and his experience as a founding board member of Nicolet and his level of ownership.

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Name (Age)	Director Since	Positions and Business Experience

Dustin J. McClone (35)	2017

Executive Vice President of McClone Insurance Group; and Trustee for St. Mary’s Catholic Schools. Director of First Menasha Bancshares, Inc. from 2010 to April 28, 2017.

We believe the board benefits from Mr. McClone’s insurance strategy experience and knowledge, and community involvement.

Susan L. Merkatoris (54)	2003

Certified Public Accountant; Owner and Managing Member of Larboard Enterprises, LLC, a packaging and shipping franchise doing business as The UPS Stores; Previous Co-Owner and Vice President of Midwest Stihl Inc., a distributor of Stihl Power Products.

We believe the board benefits from Ms. Merkatoris’ experiences as a certified public accountant, internal controls knowledge and audit committee experience, financial expertise as a business owner, and her level of ownership.

Randy J. Rose (63)	2011

Retired President and Chief Executive Officer of Schwabe North America; retired member of the Executive Strategic Committee for Dr. Willmar Schwabe GmbH and Co. KG, parent of Schwabe North America.

We believe the board benefits from Mr. Rose’s vast senior management experience in varied public businesses, acquisitions and change management, executive compensation matters, and his innovation.

Oliver Pierce Smith (34)	2017

Director of Real Estate and Acquisition Collaboration at Menasha Packaging, a division of Menasha Corporation; board member of the Community Foundation of the Fox Valley Region; and board member of the Paine Arts Center and Gardens. Director of First Menasha Bancshares, Inc. from 2010 to April 28, 2017.

We believe the board benefits from Mr. Smith’s significant ownership level, local community involvement, and operating business experience, as well as his real estate, acquisition integration and IT background.

Robert J. Weyers (53)	2000

Co-Owner of Weyers Group, a private equity investment firm; Commercial Horizons, Inc., a commercial property development company; and PBJ Holdings, LLC, a real estate holding company.

We believe the board benefits from Mr. Weyers’ real estate development experience and related connections, community involvement, experience as a founding board member of Nicolet and his level of ownership.

Executive Officers

The Company’s executive officers as of the record date were Robert B. Atwell, Michael E. Daniels and Ann K. Lawson. Biographical information for Messrs. Atwell and Daniels is noted above.

Ann K. Lawson, age 57, has served as Chief Financial Officer of Nicolet Bank and of the Company since February 2, 2009. Ms. Lawson previously served as the Director of Corporate Accounting and Reporting with a large regional bank holding company headquartered in Green Bay, Wisconsin, from September 1998 to January 2009. Prior work experience includes five years as Principal Accounting Officer at a regional community bank in North Carolina and seven years with KPMG LLP, accounting firm.

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As of the record date, executive officers of Nicolet Bank, in addition to Mr. Atwell, Mr. Daniels, and Ms. Lawson, include:

Brad V. Hutjens, age 36, serves as Executive Vice President, Chief Credit Officer, and Chief Compliance & Risk Manager of Nicolet Bank and has been with the Bank since September 2, 2003.

Patrick J. Madson, age 37, serves as Senior Vice President – Wealth Management of Nicolet Bank and has been with the Bank since February 4, 2016. Prior to joining Nicolet Bank, Mr. Madson was a principal financial advisor with Navigator Planning Group LLC.

Michael J. Steppe, age 58, serves as Senior Vice President and Chief Investment Officer of Nicolet Bank and has been with the Bank since May 31, 2008. Mr. Steppe also runs the Company’s wholly-owned subsidiary, Brookfield Investment Partners.

Michael J. Vogel, age 49, serves as Senior Vice President and Commercial Banking Manager of Nicolet Bank and has been with the Bank since June 23, 2003.

Eric J. Witczak, age 47, serves as Executive Vice President of Nicolet Bank and has been with the Bank since August 23, 2000.

Board and Management Stock Ownership

The following table sets forth information with respect to the beneficial ownership, as of December 31, 2017, of shares of Company common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock; (ii) each of the Company’s current directors and executive officers; and (iii) all current Company directors and executive officers as a group. Unless noted below, management believes that each person listed below has sole investment and voting power with respect to the shares included in the table. The address for each person included in the table is 111 North Washington Street, Green Bay, Wisconsin 54301.

Information relating to beneficial ownership of the Company common stock is based upon “beneficial owner” concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power” or “investment power” over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

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Directors, Director Nominees and			Percentage of Issued and
Named Executive Officers	Number of Shares		Outstanding Shares[1]
Robert W. Agnew	40,919	[2]	*
Robert B. Atwell	129,685	[3]	1.3%
Michael E. Daniels	156,548	[4]	1.6
John N. Dykema	80,457	[5]	*
Terrence R. Fulwiler	16,997	[6]	*
Christopher J. Ghidorzi	4,517	[7]	*
Michael J. Gilson	30,505	[8]	*
Thomas L. Herlache	31,556	[9]	*
Andrew F. Hetzel, Jr.	-	[10]
Louis J. “Rick” Jeanquart	156,837	[11]	1.6
Donald J. Long, Jr.	102,181	[12]	1.0
Dustin J. McClone	980	[13]	*
Susan L. Merkatoris	99,200		1.0
Randy J. Rose	41,268	[14]	*
Oliver Pierce Smith	439,745	[15]	4.4
Robert J. Weyers	120,515	[16]	1.2
Eric J. Witczak	49,509	[17]	*
All Current Directors and Executive Officers as a Group (21 persons)	1,648,510	[18]	16.4%

*	Represents less than one percent.

[1]	For purposes of this table, percentages shown treat shares subject to exercisable options held by the indicated director or executive officer as if they were issued and outstanding. All unvested shares of restricted stock are entitled to vote and are therefore included with the issued and outstanding shares reflected in this table.
[2]	Includes 282 shares held Mr. Agnew in the Deferred Compensation Plan for Non-Employee Directors.
[3]	Includes exercisable options to purchase 67,500 shares of common stock, 12,565 shares Mr. Atwell owns in his Nicolet 401(k) plan, 4,455 shares of unvested restricted stock, and 4,100 shares in a charitable organization in which Mr. Atwell disclaims any financial interest.
[4]	Includes 9,803 shares held in his spouse’s IRA, exercisable options to purchase 67,500 shares of common stock, 6,252 shares Mr. Daniels owns in his Nicolet 401(k) plan, and 4,455 shares of unvested restricted stock.
[5]	Includes 6,361 shares held by Mr. Dykema in the Deferred Compensation Plan for Non-Employee Directors.
[6]	Includes 389 shares held by Mr. Fulwiler in the Deferred Compensation Plan for Non-Employee Directors.
[7]	Includes 1,611 shares held by Mr. Ghidorzi in the Deferred Compensation Plan for Non-Employee Directors.
[8]	Includes exercisable options to purchase 4,694 shares of common stock and 1,072 shares owned by an adult child of Mr. Gilson for whom he serves as agent under a power of attorney.
[9]	Includes 15,397 shares held by Mr. Herlache in an IRA account and 4,918 shares held in a retirement trust account.
[10]	Mr. Hetzel owns 3,802 shares of Nicolet common stock as of December 31, 2017.
[11]	Includes 20,616 shares held by Mr. Jeanquart in an IRA account and 524 shares held in the Deferred Compensation Plan for Non-Employee Directors.
[12]	Includes 2,660 shares held by Mr. Long in the Deferred Compensation Plan for Non-Employee Directors.
[13]	Includes 71 shares held by Mr. McClone in the Deferred Compensation Plan for Non-Employee Directors, and 909 shares held by a limited liability company to which Mr. McClone is a member.
[14]	Includes 3,296 shares held by Mr. Rose in the Deferred Compensation Plan for Non-Employee Directors.
[15]	Includes 171 shares held by Mr. Smith in the Deferred Compensation Plan for Non-Employee Directors.
[16]	Includes 6,851 shares held by Mr. Weyers in the Deferred Compensation Plan for Non-Employee Directors, and 36,250 shares held in limited partnerships to which Mr. Weyers is general partner.
[17]	Includes exercisable options to purchase 26,500 shares of common stock, 6,783 shares Mr. Witczak owns in his Nicolet 401(k) plan, and 1,674 shares of unvested restricted stock. Mr. Witczak is a non-director named executive officer.
[18]	Includes outstanding common stock, exercisable options to purchase 232,629 shares of common stock, and all shares of unvested restricted stock.

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Meetings and Committees of the Board of Directors

Our Board of Directors conducts its business through meetings of the full Board and through committees. The Company’s committees include, among others, the Executive Committee, Audit & Compliance Committee, Compensation Committee and the Nominating Committee. Except for the Executive Committee, each of the Company’s noted standing committees has a charter that is available on the Company’s website, at www.nicoletbank.com.

During 2017, the Board of Directors held twelve (12) meetings. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees on which such directors served during 2017. Effective with Nicolet being listed on NASDAQ in February 2016, Nicolet has adopted a policy formally encouraging all directors to attend annual meetings of shareholders. The 2017 annual meeting was attended by 11 of the 15 directors.

The following table lists the members of each of the standing committees as of May 9, 2017 and the number of meetings held by each committee during calendar 2017.

Director Name	Executive Committee	Nominating Committee	Audit & Compliance Committee	Compensation Committee

Robert W. Agnew	X	X		X
Robert B. Atwell	Chairman
Michael E. Daniels	X
John N. Dykema	X	X		X
Christopher J. Ghidorzi			Chairman
Thomas L. Herlache			X
Louis J. “Rick” Jeanquart	X	X		X
Susan L. Merkatoris			X
Randy J. Rose	X	Chairman		Chairman
Oliver Pierce Smith			X
Total Number of Meetings in 2017	8	2	6	7

Executive Committee. The Executive Committee is authorized to exercise the Board of Directors’ authority between Board meetings, subject to specific limitations, and supports strategic discussion presented by management.

Nominating Committee. The Nominating Committee meets to review candidates for membership on the Company’s Board of Directors and recommends individuals for nomination to the Board. The Nominating Committee also prepares and periodically reviews with the entire Board of Directors a list of general criteria for Board nominees. The Nominating Committee evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company. The Nominating Committee ensures that at least a majority of board members meet the independence requirements.

Each Nominating Committee member qualifies as “independent” as defined under NASDAQ rules.

Audit & Compliance Committee. The Audit & Compliance Committee is responsible for reviewing, with the Company’s independent accountants, its audit plan, the scope and results of its audit engagement and the accompanying management letter, if any, and the Company’s quarterly and annual financial statements; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

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Each member of the Audit Committee meets the requirements for independence as defined by NASDAQ rules, and Mr. Ghidorzi, Mr. Herlache and Ms. Merkatoris meet the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert.”

Compensation Committee. The Compensation Committee is responsible for, among other duties as may be directed by the Board, determining compensation to be paid to our executive officers and directors and reviewing and administering the Company’s incentive plans, including making grants under those plans. The Compensation Committee also reviews the Company’s incentive compensation programs with senior risk officers to (i) ensure that the programs do not encourage officers to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks. The Compensation Committee is also responsible for discussing, evaluating and reviewing employee compensation plans to ensure that such plans do not encourage the manipulation of the Company’s reported earnings. Finally, the Compensation Committee is responsible for submitting to various regulators such reports relating to the Company’s compensation practices as may be required.

Each member of the Compensation Committee qualifies as “independent” as defined under NASDAQ rules.

Board Leadership Structure and Role in Risk Oversight

The Company is committed to a strong board structure, which includes maintaining the culture of a community bank and ensuring alignment of the Board with interests of shareholders, such as through ownership. Since the Company’s inception in 2000, the chairman and chief executive officer roles have been served by the same individual, particularly by one of the two founding executives. We believe a fully vested, experienced owner, with thorough knowledge of and expertise in banking financials, regulatory environment, and the community banking mission, can better ensure thorough and knowledgeable oversight from the entire board and alignment with shareholders. The integrity of any such one individual is important, and the Board consists of many independent, knowledgeable, and vested directors to round out the Board leadership structure.

The Company’s Board of Directors coordinates, with the various Board committees to provide enterprise-wide oversight of its management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary, and reputational risks. The Company’s Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and evaluates the adequacy of management’s response.

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Director Compensation

In 2017, directors received $1,500 for each board meeting and $750 for each committee meeting attended. The audit committee chair received a $10,000 retainer in 2017. Non-employee directors have the option of receiving their compensation in the form of Company common stock through the Deferred Compensation Plan for Non-Employee Directors through an election made each year. The following table shows information concerning the compensation to non-employee directors of the Company and its subsidiaries for their services as directors for the year ended December 31, 2017. Beginning in 2017, neither Messrs. Atwell nor Daniels received specific compensation for board or board committee attendance. Compensation received by Messrs. Atwell and Daniels in their capacities as directors for 2016 is included in the Summary Compensation Table under “Executive Compensation.”

Name	Fees for 2017 ($)*
Robert W. Agnew	36,000
John N. Dykema	35,250	*
Terrence R. Fulwiler	28,500	*
Christopher J. Ghidorzi	37,750	*
Michael J. Gilson	18,750
Thomas L. Herlache	29,250
Louis J “Rick” Jeanquart	35,250	*
Donald J. Long, Jr.	34,500	*
Dustin J. McClone[2]	12,750	*
Susan L. Merkatoris	26,250
William D. Murphy[1]	7,500	*
Randy J. Rose	33,750	*
Oliver Pierce Smith[2]	15,750	*
Elyse Mollner Stackhouse[1]	9,750	*
Robert J. Weyers	33,750	*

*	Directors have the option of receiving their quarterly compensation in the form of shares of Company common stock through the Deferred Compensation Plan for Non-Employee Directors through an election made each year. For the eleven directors noted, 100% of their 2017 cash director fees were remitted to the plan and used by the plan to purchase the Company common stock on behalf of the director, except for Mr. Murphy who elected to defer 75% of his director compensation, and Messrs. Fulwiler, Ghidorzi, Jeanquart, and McClone who elected to defer 50% of their director compensation.
[1]	The named director was not re-nominated for election to the board in May 2017.
[2]	The named director became a Nicolet director on April 28, 2017, corresponding with the First Menasha Bancshares, Inc. merger.

EXECUTIVE COMPENSATION

Executive Compensation Philosophy

The Company has a distinctly entrepreneurial approach to its executive compensation philosophy, which has included the use of episodic equity-based incentives at the inception of identified performance periods (typically based on a five year strategic vision), in addition to competitive base salaries, annual target incentives (typically based on a percentage of salary, a portion to be paid immediately in cash and, for a select group, a portion in equity awards usually vesting within three years) and competitive benefits. This complement of compensation rewards individual actions and performance; provides a mix of short-term and long-term compensation; allows us to attract, retain and motivate high-quality, skilled executives; and pays for positive performance over the longer term that is in alignment with the Company’s vision, strategic plans and shareholders. The Board of Directors views these substantial episodic equity grants as key to alignment with and integral to the stock price performance shareholders have historically realized.

As part of the establishment in 2017 of a long term goal and succession sequencing plan, the Board granted episodic options to a broader base of leaders to cement alignment of interest and outcomes with that of Company shareholders. During 2017, 0.9 million options, with five year vesting, were granted to nearly 40 selected leaders, underscoring both the opportunity and responsibility to deliver excellent results on a sustainable basis. This action is consistent with option grants authorized throughout the Company’s history, and the Company’s entrepreneurial culture.

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Summary of Compensation

The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s chief executive officer and its two next most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]		Option Awards[2]		All Other Compensation		Total

Robert B. Atwell	2017	$472,000	$354,000	$177,062	[6]	$4,686,368	[6]	$45,023	[3]	$5,734,453
Chairman, President, and Chief	2016	$360,000	$270,000	$267,035	[6]	$-0-		$80,380	[3]	$977,415
Executive Officer, Nicolet Bankshares, Inc.

Michael E. Daniels	2017	$472,000	$354,000	$177,062	[6]	$4,686,368	[6]	$54,527	[4]	$5,743,957
President and Chief Executive	2016	$360,000	$270,000	$267,035	[6]	$-0-		$86,804	[4]	$983,839
Officer, Nicolet National Bank

Eric J. Witczak	2017	$245,000	$110,250	$36,729	[7]	$833,598	[7]	$147,774	[5]	$1,373,351
Executive Vice President, Nicolet National Bank	*

*Information for Mr. Witczak is shown for 2017 only. He was not one of the top two most highly compensated executive officers in 2016.

1	All bonuses are reported in the year earned.
2	Reflects the fair value of restricted stock and of options on the date of grant, calculated in each case in accordance with applicable accounting guidance and based on assumptions set forth in Notes 1 and 13 of the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K.
3	Includes $16,200 and $15,900 of 401(k) company-matching contributions for 2017 and 2016, respectively, and $30,600 of director fees for 2016. Amounts in other compensation also include life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, employer health contributions, and group term life insurance.
4	Includes $16,200 and $15,900 of 401(k) company-matching contributions for 2017 and 2016, respectively, and $36,600 of director fees for 2016. Amounts in other compensation also include life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, employer health contributions, and group term life insurance.
5	Includes $16,200 of 401(k) company-matching contributions, and a $100,000 contribution made to Mr. Witczak’s nonelective contribution retirement subaccount in December 2017 at the discretion of the Bank under the 2002 Deferred Compensation Plan, as amended, subject to a 5-year ratable vesting schedule. Amounts in other compensation include auto allowance, group term life insurance, club memberships, and employer health contributions.
6	Reflects the fair value of 292,500 options and 3,066 restricted shares granted in 2017 and 7,233 restricted shares granted in 2016.
7	Reflects the fair value of 54,000 options and 636 restricted shares granted in 2017.

Employment Agreements

Messrs. Atwell and Daniels. On April 29, 2016, Nicolet and Nicolet Bank entered into employment agreements with each of Robert B. Atwell and Michael E. Daniels. Copies of the employment agreements can be found on Form 8-K filed May 2, 2016, as exhibits 10.2 and 10.4. The following summary of the key provisions of the employment agreements is qualified by the full text of the agreements.

Each of their employment agreements provide for an initial three-year term, to be renewed automatically each day so that the term of the agreement remains three years unless either party gives notice of intent that automatic renewals shall cease.

Each of their employment agreements sets forth the executive’s base salary, which shall be reviewed for increase at least annually. The base salaries in the employment agreements are $360,000 for each of Mr. Atwell and Mr. Daniels. Both executives are eligible to receive incentive compensation based on performance measures established by Nicolet’s Board. Mr. Atwell and Mr. Daniels are eligible to receive equity incentive awards at the discretion of the Board.

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Mr. Atwell’s and Mr. Daniels’ agreements provide for life insurance in an amount no less than $1,500,000 for each of Mr. Atwell and Mr. Daniels. In addition, they shall receive an automobile allowance, country club memberships, reimbursement of reasonable and necessary business expenses, and certain other benefit programs open to other similarly situated employees of Nicolet and Nicolet Bank. Both employment agreements provide for clawback of incentive compensation under certain circumstances.

The employment agreements provide for severance in the event of certain terminations, including an involuntary termination without Cause, or resignation for Good Reason. If either Mr. Atwell or Mr. Daniels experiences an involuntary termination without Cause or resigns for Good Reason during the term of the his employment agreement, then the executive shall be entitled to receive severance equal to the executive’s base salary for a period of twelve months following such termination. If either Mr. Atwell or Mr. Daniels experiences an involuntary termination without Cause or resigns for Good Reason within six months following a Change of Control (as defined in the employment agreements), such executive shall receive, as liquidated damages in lieu of the twelve months salary continuation described about and all other claims, payments equal to two times his base salary and target bonus opportunity in effect immediately prior to the Change of Control. If the transaction constituting the Change of Control results from a person controlling more than 50% of the value or voting power of Nicolet Bank or acquiring more than 40% of the assets of Nicolet Bank, these payments will be made in lump sum within sixty days of termination. For all other Change of Control transactions, the executive will receive this severance in the form of pay continuation. In addition, each of Mr. Atwell and Mr. Daniels is entitled to twelve months of health continuation coverage following an eligible termination after a Change of Control.

Messrs. Atwell and Daniels have each agreed not to compete and not to solicit employees or customers of Nicolet or Nicolet Bank for 24 months following termination, regardless of cause, as well as standard provisions requiring non-disclosure of confidential information.

Each employment agreement is also subject to certain tax and regulatory limitations.

Eric J. Witczak. Effective May 31, 2013, Nicolet Bank entered into an employment agreement with Eric J. Witczak, Executive Vice President of Nicolet Bank. Copies of the employment agreement can be found as Exhibit 10.15 to the Annual Report on Form 10-K filed March 7, 2018. The following summary of the key provisions of the employment agreement is qualified by the full text of the agreement.

Under the terms of the agreement, Mr. Witczak receives a fixed annual base salary ($195,000 in the agreement, which may be and has been reviewed for increase at least annually), plus benefits, and annual bonus compensation (with a target bonus of 30% of base salary) pursuant to any incentive compensation program as may be adopted from time to time by the Board of Directors. Mr. Witczak is eligible to receive equity incentive awards at the discretion of the board. Mr. Witczak’s agreement automatically renews for an additional day each day after May 31, 2013, so that it always has a three-year term, unless any of the parties to the agreement give notice of intent not to renew the agreement, which will cause the agreement to terminate on the third anniversary of the 30th day following the date of such notice. Nicolet Bank is obligated to pay Mr. Witczak his base salary and reimbursement of health insurance costs under terminating events, as defined per the agreement, which include: maximum six months of base salary if Mr. Witczak becomes disabled; maximum twelve months of base salary and reimbursement of health insurance costs if Mr. Witczak is involuntarily terminated without Cause; maximum twelve months of base salary and reimbursement of health insurance costs if employment is terminated by Mr. Witczak for cause; and one and one-half times base salary and bonus and twelve months reimbursement of health insurance costs if Mr. Witczak terminates his employment for cause within six months of a Change of Control. The agreement also provides various other benefits and subjects Mr. Witczak to non-compete and other restrictive covenants for a twelve month period following certain employment termination events.

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Outstanding Equity Awards at 2017 Fiscal Year End Table

	No. of securities underlying unexercised options exercisable	No. of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	No. of shares of restricted stock that have not vested		Market value of shares of restricted stock that have not vested[15]
	(#)	(#)		($)		(#)		($)
Name

Robert B. Atwell	40,500	27,000	[1]	$23.80	10/28/2024
	27,000	40,500	[2]	$25.90	01/20/2025
	-0-	225,000	[3]	$48.85	05/16/2027
	-0-	67,500	[4]	$56.43	11/01/2027
						1,367	[5]	$74,830
						1,044	[6]	$57,149
						2,044	[7]	$111,889

Michael E. Daniels	40,500	27,000	[1]	$23.80	10/28/2024
	27,000	40,500	[2]	$25.90	01/20/2025
	-0-	225,000	[3]	$48.85	05/16/2027
	-0-	67,500	[4]	$56.43	11/01/2027
						1,367	[5]	$74,830
						1,044	[6]	$57,149
						2,044	[7]	$111,889

Eric J. Witczak	10,000	-0-	[8]	$16.80	12/15/2019
	4,500	3,000	[9]	$16.50	04/10/2022
	9,000	6,000	[10]	$23.80	10/28/2024
	3,000	12,000	[11]	$37.18	09/20/2026
	-0-	54,000	[12]	$48.85	05/16/2027
						1,250	[13]	$68,425
						424	[14]	$23,210

1	Granted 67,500 options shares on October 28, 2014 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
2	Granted 67,500 option shares on January 20, 2015 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
3	Granted 225,000 option shares on May 16, 2017 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
4	Granted 67,500 option shares on November 1, 2017 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
5	Represents the unvested remainder of a grant of 4,101 restricted shares made on January 19, 2016, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
6	Represents the unvested remainder of a grant of 3,132 restricted shares made on November 15, 2016, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
7	Represents the unvested remainder of a grant of 3,066 restricted shares made on December 12, 2017, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
8	Granted 10,000 option shares on December 15, 2009 which vested in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
9	Granted 7,500 option shares on April 10, 2012 and vesting in 10 equal increments on the grant date and the next nine anniversaries of the initial grant.
10	Granted 15,000 option shares on October 28, 2014 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
11	Granted 15,000 option shares on September 20, 2016 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
12	Granted 54,000 option shares on May 16, 2017 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
13	Represents the unvested remainder of a grant of 2,500 restricted shares made on April 10, 2012, of which vests in 10 equal increments over a 10-year period on the anniversaries of the initial grant.
14	Represents the unvested remainder of a grant of 636 restricted shares made on December 12, 2017, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
15	Utilizes a $54.74 per share market value of the Company’s common stock at December 31, 2017.

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Related Party Transactions

The Audit & Compliance Committee is responsible for reviewing and approving all related party transactions. In addition, they are responsible for reviewing the procedures used to identify related parties and any transactions with related parties.

Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year, or any transaction that is currently proposed, in which the Company was or is a participant, the amount involved exceeds $120,000, and any related person of the Company had or will have a direct or indirect material interest.

Robert J. Weyers is a director of, and holds a one-third ownership interest in, PBJ Holdings, LLC, a real estate development and investment firm. He is also a director of the Company and Nicolet Bank. In 2004, the Company entered into a joint venture with PBJ Holdings, LLC in connection with the development of the site of the Company’s headquarters facility. Mr. Weyers abstained from discussion or deliberations regarding the transaction in his capacity as a director of the Company and Nicolet Bank. The joint venture involves a 50% investment by the Company on standard commercial terms reached through arms-length negotiation. During 2017, the Bank paid approximately $1.1 million in rent expense to the joint venture. For 2017, the joint venture’s net income was approximately $567,000 benefiting the Company and PBJ Holdings, LLC by approximately $283,000 each. Management believes that the terms of the joint venture are no less favorable to the Company or the Bank than would have been achieved in a transaction with an unaffiliated third party.

Scot J. Madson, the father of senior management team member Patrick J. Madson, is a Financial Advisor for the Company and owns an office building that is leased to the Company as non-branch space, under a five-year lease beginning in 2016. In 2017, Scot Madson received compensation of approximately $668,000 for his employment and approximately $138,000 in rental payments. Management believes that the terms of the lease are no less favorable to the Company than would have been achieved with an unaffiliated third party.

Adam M. Madson, the brother of Patrick J. Madson, is a Financial Advisor for the Company. In 2017, Adam Madson received compensation of approximately $257,000 for his employment.

In October 2013, Nicolet Bank entered into a lease for a branch location in a facility owned by Christopher J. Ghidorzi, director of the Company and the Bank, paying him less than $120,000 annually in rent expense. For 2018, Mr. Ghidorzi participated in a competitive bid process for and was awarded Nicolet Bank’s general contractor contract for the 2018 reconstruction of a different existing branch location, payments for which are estimated but not yet paid. Mr. Ghidorzi did not participate in the discussion or deliberation with respect to approving the contract or with respect to the Audit & Compliance Committee approving the related party transaction. The combined estimated payments and rent payments do not impair Mr. Ghidorzi’s independence per the Company’s evaluation of the NASDAQ Stock Market listing rules.

The Company did not engage in any other transactions that require disclosure under the SEC regulations.

The Board of Directors of the Company has determined that each of its directors and director nominee meet the requirements for independence under NASDAQ Stock Market listing rules except for Robert B. Atwell, Michael E. Daniels, Michael J. Gilson, and Robert J. Weyers.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any its subsidiaries and all members are considered “independent” as defined in NASDAQ Rule 4200.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors subject to Section 16 filing obligations, and owners of more than ten percent of its outstanding shares of common stock to file reports concerning the ownership of the Company equity securities with the SEC and the Company. The Company files the required reports on behalf of persons. During the year ended, December 31, 2017, there were eight (8) delinquent Form 4 transactions reported: John N. Dykema failed to file one report on a timely basis regarding the purchase of shares of common stock, Thomas L. Herlache failed to file one report on a timely basis regarding the sale of shares of common stock, Patrick J. Madson failed to file three reports on a timely basis regarding the sale of shares of common stock, Susan L. Merkatoris failed to file one report on a timely basis regarding the sale of shares of common stock, Ann K. Lawson failed to file one report on the exercise of stock options, and Michael J. Steppe failed to file one report on the grant of stock options.

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PROPOSAL 2 – RATIFICATION of the appointment

of Independent Registered Public Accounting Firm

The Audit & Compliance Committee has selected, and the Board has approved, Porter Keadle Moore, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2018, subject to ratification by the shareholders. Porter Keadle Moore, LLC also served as the independent auditors for the Company for the year ended December 31, 2017. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Porter Keadle Moore, LLC to shareholders for ratification to permit shareholders to participate in this important corporate decision. If Porter Keadle Moore, LLC declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Porter Keadle Moore, LLC is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

Audit & Compliance Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2017 audited consolidated financial statements.

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm, Porter Keadle Moore, LLC is responsible for performing an independent audit of Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2017 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standards-AS 1301: Communications with Audit Committees. The Audit Committee received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions of the Company’s audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2017 audited consolidated financial statements be included in the Company’s 2017 Annual Report on Form 10-K, which has been filed with the SEC.

Christopher J. Ghidorzi, Chair
Thomas L. Herlache
Susan L. Merkatoris
Oliver Pierce Smith

March 7, 2018

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Fees Billed by Auditors

The following table sets forth the fees billed for the professional audit and other services rendered by the Company’s auditors, Porter Keadle Moore, LLC, during the years ended December 31, 2017 and 2016.

Fees	2017	2016
Audit fees [a]	$339,500	$377,000
Audit-related fees [b]	15,000	15,000
Tax fees [c]	-0-	-0-
All other fees [d]	-0-	-0-
Total fees	$354,500	$392,000

a.	Audit Fees include aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2017 and 2016, review of the annual report on Form 10-K, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC during 2017 and 2016, including out of pocket expenses and the work performed in connection with issuing consents in connection with the registration statement filings.
b.	Audit-Related Fees includes fees billed for professional services rendered by Porter Keadle Moore, LLC associated with the audit of the Company’s 401(k) plan during the fiscal years ended December 31, 2017 and 2016, including out of pocket expenses.
c.	Tax Fees includes all services performed for tax compliance, tax planning, and tax advice.
d.	All Other Fees includes billings for services rendered other than those in the categories defined above.

The services provided by our independent auditors were approved by the Audit & Compliance Committee in accordance with the provisions of the committee’s charter.

The ratification of the appointment of Porter Keadle Moore, LLC as independent auditors of the Company for the fiscal year ending December 31, 2018 requires that more votes be cast in favor of the proposal than against it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF PORTER KEADLE MOORE, LLC AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

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PROPOSAL 3 – APPROVAL OF THE NICOLET BANKSHARES, INC.

EMPLOYEE STOCK PURCHASE PLAN

On December 19, 2017, the Board of Directors adopted, subject to the approval of shareholders, the Nicolet Bankshares, Inc. Employee Stock Purchase Plan (the “ESPP” or the “Plan”). The following description is a summary of the ESPP and is qualified in its entirety by reference to the applicable provisions of the Plan, which is attached hereto as Appendix A.

Terms of Plan

Overview and Purpose. The purpose of the ESPP is to provide eligible employees (as defined in the Plan) an opportunity to share in the growth of the Company through a discounted method of purchasing voting common stock of the Company. We believe that the ESPP supports the Company’s owner-managed mentality and shares success by providing participants long-term economic reward tied to their individual performance and contribution underlying the Company’s performance.

Eligibility. Employees of the Company and its subsidiaries are generally eligible to participate in the Plan after twelve months of employment, provided they customarily are employed at least 20 hours per week and more than five months a year.

No employee shall be granted any options under the Plan if, after giving effect to such grant, the employee would own 5% or more of the Company’s voting power. No employee will be able to purchase shares to the extent that such employee would purchase $25,000 of market value of the shares (without regard to the discounted purchase price) in any calendar year.

Offerings. The Plan shall be implemented by a series of separate consecutive three-month offerings, subject to the right of the Company in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering. The Committee may change the duration of future offerings and/or the start and end dates of future offering periods, subject to a maximum of 27 months.

Shares Available under the Plan. A total of 150,000 shares of common stock are initially authorized and reserved for issuance under the Plan. The number of shares will be adjusted for any change in capitalization of the Company, such as a stock split.

Participation. Participation in the Plan is entirely voluntary. Eligible employees wishing to participate in the Plan will be required to submit enrollment materials to the Company prior to the commencement of an offering that authorize the Company to deduct from such employee’s payroll.

Payroll Deductions. Participating employees may elect to have an amount between $20 and $400 deducted from each paycheck during an offering period.

Withdrawal and Suspension. Employees may receive a refund of all withholdings during an offering period by providing the Company with notice of their withdrawal prior to the first day of the last calendar month in such offering period. Employees may also provide notice of their intent to suspend payroll deductions at any time prior to the first day of the last calendar month in such offering period. Funds previously withheld prior to such suspension will be used to purchase shares.

Re-Enrollment. Participating employees will be automatically re-enrolled in the next offering unless they advise the Company otherwise.

Purchase of Shares. On the last trading day of each offering period, each participant’s accumulated payroll deductions will be used to purchase such whole number of shares of stock calculated by dividing such participant’s accumulated payroll deductions by the purchase price. The purchase price shall be equal to 85% (or such greater percentage as designated by the Company) of the market price of the Company’s common stock on such last trading day of the offering period. Any cash remaining will be added to the participant’s account for the purchase of shares in the next offering.

Shareholder Rights. Participating employees will have no rights as shareholders, including dividends or voting rights, with respect to any shares until such shares are actually purchased.

19

Termination of Employment. Upon an employee’s termination of employment for any reason, the employee’s balance shall be paid to the employee or the employee’s estate.

Amendment. The Compensation Committee and the Board shall have the right to amend the plan at any time so long as such amendment does not adversely affect any employee’s existing rights under any offering already made or increase the number of shares authorized and reserved for issuance without shareholder approval.

Administration of the Plan. The Plan is administered by the Board of Directors, who has delegated its full authority under the Plan to the Compensation Committee, who may further delegate its authority.

Resale Limitations. The purpose of the Plan is to provide common stock to employees for investment purposes and not for resale. However, employees may sell any common stock purchased under the Plan at any time, subject to holding periods imposed by the terms of the Plan, by the Compensation Committee, and by applicable Federal, state or foreign tax or securities laws.

Federal Income Tax Information. The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Plan is intended to be an employee stock plan within the meaning of Section 423 of the Internal Revenue Code. To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation, the Committee or its delegate may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company by an employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company. Each participant shall give the Company prompt written notice of any disposition or other transfer of shares acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after date of grant or within one year after the exercise date.

Benefits to Named Executive Officers and Others

Participation in the Plan is voluntary and we cannot presently determine the benefits or amounts that will be received pursuant to the Plan in the future, as such amounts will depend on the amount of contributions eligible employees choose to make, the actual purchase price of shares in future offering periods, and the market value of the common stock on various future dates. Non-employee directors are not eligible to participate in the Plan. No rights have been granted and no shares of our common stock have been issued with respect to the 150,000 shares for which stockholder approval is being sought.

Existing Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	1,674,175	$39.82	155,707
Total at December 31, 2017	1,674,175	$39.82	155,707

(1) Includes 30,920 shares potentially issuable upon the vesting of outstanding restricted stock.

(2) The weighted average exercise price relates only to the exercise of outstanding options included in column (a).

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Shareholder Approval

Approval of the Nicolet Bankshares, Inc. Employee Stock Purchase Plan requires that more votes be cast in favor of the proposal than against it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE IN FAVOR OF APPROVING

THE NICOLET BANKSHARES, INC. EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

A shareholder that intends to present business at an annual meeting of shareholders must comply with the requirements set forth in the Company’s Bylaws as described below.

Director Nominations. The Nominating Committee will consider nominations for directors submitted by shareholders in accordance with the Company’s Bylaws. The Nominating Committee has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of Nicolet Bank and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Nominating Committee’s charter does not prescribe any specific qualifications or skills that a nominee must possess, although it evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company.

In accordance with the Company’s Bylaws, shareholder nominations for directors shall be made in writing and delivered to the Company’s Secretary at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, between 14 and 50 days before a meeting at which directors are to be elected, although if less than 21 days’ notice of the meeting is provided to shareholders, the nomination must be delivered by the close of business on the seventh day after the date on which the notice was mailed. The nomination must state, to the extent known to the nominating shareholder, the following: (i) the nominee’s name, address and occupation; (ii) the total number of shares to be voted for the nominee; and (iii) the notifying shareholder’s name, address and number of shares owned. Nominations not made in accordance with this procedure may be disregarded by the chair of the meeting at which the election is to be held.

Shareholder Proposals. Our Bylaws provide that only such business that is properly brought before the annual meeting of shareholders shall be conducted at such meeting. In order for a shareholder proposal to be properly brought before an annual meeting, our Bylaws require a notice of the shareholder proposal that includes: (i) a description of the proposal and the reason it is being brought before the meeting; (ii) the proponent’s name and address and the number of shares he or she beneficially owns; and (iii) any material interest of the proponent in the proposal. The Company’s Secretary must receive the proposal at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, at least sixty days prior to the shareholder meeting for it to be considered. In order to be included in the proxy materials to be provided to shareholders in advance of the 2019 annual meeting, notice of a shareholder proposal must be received on or prior to January 7, 2019; however, if the 2019 annual meeting is held more than 30 days before or after May 8, 2019, the deadline for receipt of such notice is any date allowing a reasonable time before we provide the proxy materials to our shareholders. The deadline for inclusion of a shareholder proposal in the proxy materials for a special meeting is likewise a date that allows a reasonable time before we provide the proxy materials for such special meeting to our shareholders.

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The proxies of the Company’s management are permitted to use their discretionary authority with respect to proposals that are not timely submitted in accordance with the Company’s Bylaws and the SEC rules.

Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Security Holders Sharing an Address

The Company has filed an Annual Report on Form 10-K with the SEC for the year ended December 31, 2017. Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders who hold their shares through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2017 Annual Report on Form 10-K and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2017 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests to either receive a single copy of each document delivered, if multiple copies are being delivered, or to receive multiple copies of each document, if a single copy is being delivered, upon written or oral request to Nicolet Bankshares, Inc., 111 North Washington Street, Green Bay, Wisconsin 54301.

The Company’s 2017 Annual Report to Shareholders and Annual Report on Form 10-K, which includes audited consolidated financial statements for the Company for the fiscal years ended December 31, 2017 and 2016, as filed with the SEC, has also been mailed to shareholders of the Company with these proxy materials. Neither forms any part of the material for the solicitation of proxies. The Annual Report on Form 10-K is also available to the public on the Internet at the SEC’s website at www.sec.gov or our website, www.nicoletbank.com/Investor_Relations. This proxy statement and the 2017 Annual Report to Shareholders are also available for viewing, printing, and downloading at www.nicoletbank.com.

Green Bay, Wisconsin

March 20, 2018

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APPENDIX A

NICOLET BANKSHARES, INC.

EMPLOYEE STOCK PURCHASE PLAN

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Nicolet Bankshares, inc.

Employee Stock Purchase Plan

1.	This Employee Stock Purchase Plan (the “Plan”) is effective June 1, 2018, subject to prior approval by the Company’s shareholders.

2.	Purpose.

The purpose of this Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of the Company, the Bank and other participating Company subsidiaries (collectively referred to as “Nicolet”) an opportunity to share in the growth of Nicolet through a discounted method of purchasing voting common stock of Nicolet Bankshares, Inc. It is believed the Plan will advance Nicolet’s interest in developing strong incentives to work toward Nicolet’s continued success by demonstrating to participants that long-term economic rewards are in some measure directly tied to their individual performance. This owner-managed mentality also provides a greater community of interest between Plan participants and the shareholders of the Company.

3.	Definitions.

3.1.	“Account” means the funds accumulated with respect to an individual employee as a result of deductions from such employee’s paycheck for the purpose of purchasing Stock under this Plan. The funds allocated to an employee’s Account shall remain the property of the employee at all times but may be commingled with the general funds of Nicolet, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

3.2.	“Administrator” means the Committee or the persons or third party entity acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee or otherwise being retained pursuant to Section 22.

3.3.	“Bank” means Nicolet National Bank.

3.4.	“Board” means the Board of Directors of the Company.

3.5.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

3.6.	“Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

3.7.	“Company” means Nicolet Bankshares, Inc.

3.8.	“Compensation” means only regular pay and wages and variable compensation pay which is paid to an eligible employee, before deduction for any salary deferral contributions to any tax qualified or nonqualified deferred compensation plan, but excluding, without limitation, bonus payments, fringe benefit payments or reimbursements, income realized as a result of participation in any stock plan, and other incentive payments.

3.9.	“Enrollment Agreement” means an agreement between the Company and an employee, in such form as may be established from time to time, pursuant to which the employee elects to participate in this Plan, or elects changes with respect to such participation as permitted under the Plan.

3.10.	“Fair Market Value” means, as of any date, the closing price (or if no sales were reported, the closing price on the date immediately preceding such date) as reported on the NASDAQ on the day of determination.

3.11.	“Investment Account” means an account created by the Administrator for each Participant to be used for tracking Shares purchased under the Plan.

3.12.	“Issue Price” or “Purchase Price” is the amount equal to eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Purchase Date.

3.13.	“Offering Date” as used in this Plan shall be the commencement date of an offering. A different date may be set by the Committee.

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3.14.	“Plan” means this Nicolet Bankshares, Inc. Employee Stock Purchase Plan.

3.15.	“Purchase Date” means the last trading day of each offering period.

3.16.	“Shares” or “Stock” means the common stock of Nicolet Bankshares, Inc.

4.	Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any employee who has been employed by Nicolet for at least twelve (12) months and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year is eligible to participate in an offering if such employee is actively employed on the last business day preceding the Offering Date for such offering. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any offering employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees with compensation above a specified level or who are officers subject to Section 16 of the Securities Exchange Act, to the extent and in a manner consistent with the requirements of Section 423 of the Code.

5.	Offerings. The Plan shall be implemented by a series of offering periods as described below. Subject to the right of the Company in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering, commencing July 15, 2018, the Plan will operate with separate consecutive three-month offerings with the following Offering Dates: July 15, October 15, January 15 and April 15. The Committee may change the duration of future offerings and/or the start and end dates of future offering periods, subject to a maximum offering period of twenty seven (27) months.

6.	Number of Shares Offered/Purchase of Shares. The maximum number of Shares that will be offered under the Plan is 150,000 Shares, subject to adjustment as permitted under Section 20. The Shares may be newly issued shares, treasury shares or shares acquired on the open market. If the total number of Shares for which options are to be granted on any date in accordance with Section 12 exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations shall be reduced accordingly and written notice of the reduction shall be provided to each employee affected.

7.	Participation.

7.1.	An eligible employee may become a participant by completing and submitting an Enrollment Agreement and such other documents as prescribed by the Company to his or her employer prior to the commencement of the offering to which it relates, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. The Enrollment Agreement may be completed at any time after the employee becomes eligible to participate in the Plan and will be effective as of the Offering Date next following the submission of a properly completed Enrollment Agreement.

7.2.	Payroll deductions for a participant shall commence as of the first pay period which ends after the Offering Date as described above and shall automatically continue through subsequent offerings pursuant to Section 10 until the participant’s termination of employment, subject to modification by the employee as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the employee as provided in Section 9.

8.	Payroll Deductions.

8.1.	At the time an employee files an Enrollment Agreement, the employee shall elect to have deductions made from the employee’s after-tax Compensation each pay period during the time he or she is a participant in an offering at any whole dollar amount of Compensation (as provided by the Committee with respect to an offering) with a minimum contribution of twenty dollars ($20.00) and a maximum contribution of four hundred dollars ($400.00) on each pay day occurring during an offering period (or such other minimum and maximum amounts or percentages as the Committee may establish from time to time before an offering period begins). A participant may change his or her payroll deduction election, including changing the payroll deduction amount to zero, effective as of any Offering Date by filing a revised authorization, provided the revised authorization is filed prior to such Offering Date.

8.2.	All payroll deductions made for a participant shall be credited to his or her Account under the Plan. Payroll deduction shall be the sole means of accumulating funds in a participant’s Account and of making payment for Shares. All payroll deductions received or held by Nicolet under the Plan may be used by Nicolet for any corporate purpose to the extent permitted by applicable law, and Nicolet shall not be required to segregate such payroll deductions or contributions.

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8.3.	A participant may withdraw from or suspend his or her participation in the Plan as provided in Section 9, but no other change can be made during an offering with respect to that offering. A participant may also make a prospective election, by changing his or her payroll deduction percentage to zero as set forth in Section 8.1, to cease participation in the Plan effective as of the next Offering Date. Other changes permitted under the Plan may only be made with respect to an offering that has not yet commenced.

9.	Withdrawal and Suspension.

9.1.	An employee may withdraw from an offering, in whole but not in part, at any time prior to the first day of the last calendar month of such offering by submitting a withdrawal notice to his or her employer, in which event the entire balance of his or her Account will be refunded as soon as practicable thereafter and the employee’s option shall be automatically terminated.

9.2.	An employee may, at any time prior to the first day of the last calendar month of an offering, reduce to zero the percentage by which he or she has elected to have his or her Compensation reduced, thereby suspending participation in the Plan. The reduction will be effective as soon as administratively feasible after receipt of the participant’s election. Shares shall be purchased in accordance with Section 13 based on the amounts accumulated in the participant’s Account prior to the suspension of payroll deductions.

9.3.	If an employee withdraws or suspends his or her participation pursuant to Sections 9.1 or 9.2, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an employee who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new Enrollment Agreement in accordance with Section 7.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal or suspension.

10.	Automatic Re-Enrollment. At the termination of each offering each participating employee who continues to be eligible to participate pursuant to Section 4 shall be automatically re-enrolled in the next offering, unless the employee has advised his or her employer otherwise. Upon termination of the Plan, any balance in each employee’s Account shall be refunded to the employee.

11.	Interest. No interest will be paid or allowed on any money in the Accounts of participating employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

12.	Granting of Option. On each Offering Date, this Plan shall be deemed to have granted to the participant in the applicable offering period an option to purchase on the Purchase Date a number of Shares (which may include a fractional share) determined by dividing the participant’s accumulated payroll deductions by the Purchase Price.

13.	Exercise of Option/Purchase of Shares. Each employee who continues to be a participant in an offering on the last business day of that offering shall have his or her option exercised automatically on the Purchase Date of the offering period. The participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the participant’s Account. Any cash remainder in the participant’s account will be added to future payroll deductions for the purchase of shares in the next offering.

14.	Tax. This Plan is intended to be a qualified employee stock purchase plan pursuant to Section 423 of the Code, and any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code. To the extent any (i) grant of an option to purchase Shares, (ii) purchase of Shares, or (iii) disposition of Shares purchased under the Plan gives rise to any tax withholding obligation, the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Bank by an employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Bank. Each participant shall give the Bank prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after date of grant or within one year after the exercise date.

15.	Employee’s Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any Shares, including without limitation, any voting or dividend rights, until the Shares have been purchased in accordance with Section 13 above and the Shares have been issued by the Company.

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16.	Evidence of Stock Ownership.

16.1.	Following the end of each offering, the number of Shares purchased by each participant shall be deposited into the participant’s Investment Account.

16.2.	Unless the Committee otherwise requires that the Shares be retained in the participant’s Investment Account for a specified period of time, including for such period of time required to meet the holding requirement of Section 423(a) of the Code, a participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the Shares in his or her Investment Account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Shares, the Shares must remain in the participant’s Investment Account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the Section 423(a) holding period has been satisfied, the participant may move those Shares to another brokerage account of participant’s choosing.

17.	Option Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive Shares under the Plan. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 9. During the employee’s lifetime, only the employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

18.	Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating employee shall be paid to the employee or his or her estate. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion.

19.	Amendment or Termination of the Plan. The Committee and the Board shall have the right at any time and without notice to amend, modify or terminate the Plan; provided, that no employee’s existing rights under any offering already made under Section 5 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase the total number of Shares to be offered under the Plan above the limit specified in Section 6 unless shareholder approval is obtained.

20.	Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, offerings of rights, or any other change in the structure of the Shares, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of Shares available for purchase under the Plan, and in the number of Shares which an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ Account balances.

21.	Share Ownership. Notwithstanding anything in the Plan to the contrary, no employee shall be granted an option for any Shares under the Plan if the employee, immediately after such grant, owns Shares (including all Shares that may be purchased under outstanding options under the Plan) possessing 5% or more of the total combined voting power or value of all classes of Shares of the Company. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership, and Shares the employee may purchase under outstanding options shall be treated as owned by the employee. In addition, no employee shall be granted an option for any Shares under the Plan that permit his or her rights to purchase Shares under all “employee stock purchase plans” of the Company and its subsidiary corporations in any calendar year to accrue at a total value that exceeds $25,000 of Fair Market Value of such Shares (without application of any Plan discount) at the Offering Date.

22.	Administration and Board Authority.

22.1.	The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to such officer(s) of the Company, the Bank, or other Company subsidiary as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board.

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22.2.	The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services.

23.	Notices. All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.	Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. Neither the Company nor the Bank or any other subsidiary of the Company intends to restrict or influence any employee in the conduct of the employee’s own affairs. An employee may sell stock purchased under the Plan at any time the employee chooses, subject to holding periods imposed consistent with the terms of the Plan and any offering and compliance with any applicable Federal, state or foreign securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY’S STOCK.

25.	Governmental Regulation/Compliance with Applicable Law. The Company’s obligation to sell and deliver Shares under this Plan is subject to all applicable laws and regulations and the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the Shares pursuant thereto shall comply with all applicable provisions of law. In addition, the terms of an offering under this Plan, or the rights of an employee under an offering, may be modified to the extent required by applicable law.

26.	No Employment Rights. Nothing in the Plan shall confer upon any employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of Nicolet, or of any employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

27.	Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all eligible employees who are granted options under the Plan shall have the same rights and privileges.

28.	Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

29.	Term of Plan. The Plan shall become effective as provided herein and, unless terminated earlier as provided herein, shall have a term of ten (10) years.

30.	Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

31.	Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

32.	Governing Law. The Plan shall be governed by the laws of the State of Wisconsin.

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Nicolet Bankshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 8, 2018.

Vote by Internet

- Go to **www.investorvote.com/NCBS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 - Robert W. Agnew	☐	☐	02 - Robert B. Atwell	☐	☐	03 - Michael E. Daniels	☐	☐
04 - John N. Dykema	☐	☐	05 - Terrence R. Fulwiler	☐	☐	06 - Christopher J. Ghidorzi	☐	☐
07 - Michael J. Gilson	☐	☐	08 - Thomas L. Herlache	☐	☐	09 - Andrew F. Hetzel, Jr.	☐	☐
10 - Donald J. Long, Jr.	☐	☐	11 - Dustin J. McClone	☐	☐	12 - Susan L. Merkatoris	☐	☐
13 - Randy J. Rose	☐	☐	14 - Oliver Pierce Smith	☐	☐	15 - Robert J. Weyers	☐	☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

To cumulate votes for directors, check box at right and indicate percentage(s) for one or more desired nominees above. ☐

	For	Against	Abstain
2. Ratification of selection of the independent registered public accounting firm of Porter Keadle Moore, LLC to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2018.	☐	☐	☐
3. Approval of the Nicolet Bankshares, Inc. Employee Stock Purchase Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Nicolet Bankshares, Inc.

This proxy is solicited by the Board of Directors of Nicolet Bankshares, Inc. for the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2018 at 5:00 p.m.

The undersigned hereby appoints Robert B. Atwell, Michael E. Daniels and Ann K. Lawson, or any of them, as Proxies each with the power to appoint his or her substitute, and hereby authorizes them or any of them to represent and to vote, as designated on the reverse side, all of the common stock of Nicolet Bankshares, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Shareholders to be held at 5:00 p.m. on May 8, 2018 at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin, and at any adjournments of the Annual Meeting, upon the proposal described in the accompanying Notice of Annual Meeting and Proxy Statement.

When this proxy is properly executed and not revoked, the shares it represents will be voted at the Annual Meeting in accordance with choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no choice is specified, this proxy will be voted **FOR** the nominees listed in Proposal 1, **FOR** Proposal 2, and **FOR** Proposal 3. The Board of Directors recommends a vote **FOR** Proposal 1, **FOR** Proposal 2, and **FOR** Proposal 3.

(Be Sure to Complete Reverse Side)

PLEASE RETURN PROXY AS SOON AS POSSIBLE

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.